EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BOSTON LIFE SCIENCES ACCEPTS FDA RECOMMENDATION FOR PHASE III

STUDY DESIGN FOR ALTROPANE®

Company to pursue differentiation of Parkinsonian from non-Parkinsonian Syndromes in an additional Phase III study in tremor patients

October 30, 2003, Boston, MA—Boston Life Sciences, Inc. (NASDAQ: BLSI) announced that it has accepted the FDA’s recommendations on the design of the Company’s proposed Phase III study for ALTROPANE for the indication of differentiating Parkinsonian from non-Parkinsonian syndromes in patients with tremors. The proposed study design is similar to that proposed by the Company in its first Special Protocol Assessment (SPA), with some modifications in terms of patient recruitment and statistical treatment of the data. The Company plans to submit within one week, as an SPA, a revised clinical study protocol based on the agreed-upon modifications discussed with the Agency, and seek confirmation that this study, together with our previous clinical studies, will be sufficient to achieve approvability. Since the Company intends to incorporate FDA’s suggested changes into the revised protocol, the Company expects acceptance of the protocol by the Agency, which in turn should result in a formal agreement with the Agency confirming the approvability of ALTROPANE upon successful completion of the study.

The study will enroll subjects who have been referred to a movement disorder clinic with the tentative diagnosis of either a Parkinsonian or nonParkinsonian tremor made by an internist or general practitioner. Each subject will then be diagnosed by a Movement Disorder Specialist (MDS) as having either a Parkinsonian or non-Parkinsonian tremor (“Gold Standard”). Each subject will undergo an ALTROPANE SPECT scan. The scans will be read “blind” and the results of the blinded read will then be compared to the MDS diagnosis for sensitivity and specificity. The primary endpoint will be the confirmation of the hypothesis that the diagnostic accuracy of ALTROPANE is at least equivalent to the diagnostic accuracy of the internist or general practitioner. The Company expects to enlist up to 20 academic medical centers for the study.

“We are pleased to have come to an understanding with the FDA regarding the next step in the clinical development of ALTROPANE. This indication, i.e. the use of ALTROPANE to aid in the differentiation of Parkinsonian from non-Parkinsonian syndromes in patients with tremors, is an important one for clinicians who may not have convenient access to an MDS,” stated Dr. Marc Lanser, President and Chief Scientific Officer of BLSI. “Since Benign Essential Tremor (BET) comprise the vast majority of the proposed nonParkinsonian test patient population, and since we achieved high specificity for the BET population in our last study, we believe that we should have no difficulty in achieving the agreed-upon primary endpoint in this study. We are looking forward to securing a formal agreement with the Agency that confirms these study parameters and to initiating this study as soon as possible,” added Dr. Lanser.

Boston Life Sciences, Inc. (BLSI) is a development stage biotechnology company engaged in the research and development of novel therapeutic and diagnostic solutions for central nervous system diseases (CNS) and cancer. BLSI’s products in development include: ALTROPANE® and FLUORATECTM radioimaging agents for the diagnosis of PD and ADHD; Inosine and AF-1, nerve growth factors for the treatment of acute and chronic CNS disorders; Troponin I, a naturally-occurring anti-angiogenesis factor for the treatment of solid tumors; and novel therapies for the treatment of PD and ADHD.

Statements made in this press release other than statements of historical fact represent forward-looking statements. Such statements include, without limitation, statements regarding expectations or beliefs as to future results or events, such as operating results and financial position, the expected timing and results of clinical trials, discussions with regulatory agencies, schedules of IND, NDA and all other regulatory submissions, the timing of product introductions, the possible approval of products, and the market size and possible advantages of the Company’s products. All such forward-looking statements involve substantial risks and uncertainties, and actual results may vary materially from these statements. Factors that may affect future results include: the availability and adequacy of financial resources, the level of operating expenses incurred, the ability to obtain intellectual property protection, delays in the regulatory or development processes, results of scientific data from clinical trials, the outcome of discussions with potential partners, regulatory decisions, market acceptance of the Company’s products, and other possible risks and uncertainties that have been noted in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

For further information, please contact:

CORPORATE

MARC LANSER

PRESIDENT & CHIEF OPERATING OFFICER

BOSTON LIFE SCIENCES, INC.

617.425.0200

EMAIL:

MLANSER@BOSTONLIFESCIENCES.COM